PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735
YOUR VOTE IS VERY IMPORTANT.
PLEASE VOTE TODAY.

To vote by Internet
1) Read the Proxy Statement and have the proxy card below
at hand.

2) Go to website www.proxyvote.com

3) Follow the instructions provided on the website.

To vote by Telephone
1) Read the Proxy Statement and have the proxy card below at hand.

2) Call 1-877-907-7646.

3) Follow the instructions.

To vote by Mail
1) Read the Proxy Statement.

2) Check the appropriate boxes on the proxy card below.

3) Sign and date the proxy card.

4) Return the proxy card in the postage paid envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	<XXXXX>1 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
				FOR	AGAINST	ABSTAIN
1. To approve the Reorganization Agreement and the transactions contemplated thereby, including (a) the transfer of substantially all of the assets and liabilities of [Rochdale Portfolio] to [Corresponding CNI Fund] in exchange for Class N Shares of [Corresponding CNI Fund]; (b) the distribution of such Class N Shares of the [Corresponding CNI Fund] to the shareholders of [Rochdale Portfolio] according to their respective interests; and (c) the termination of the Trust under state law and its deregistration under the 1940 Act.
				[ ]	[ ]	[ ]

Please be sure to sign and date this proxy.

Please sign this proxy exactly as your name(s) appear(s) in the records of the Trust. If joint owners, either may sign.

Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature [PLEASE SIGN WITHIN BOX]	Date

YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE TODAY.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice of Special Meeting of Shareholders and Proxy Statement are available at www.proxyvote.com.